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             EXECUTIVE CONSULTANT AGREEMENT


This Executive Consultant Agreement (the "Agreement") is made and entered into effective as of the 1st day of July, 2001 (the "Effective Date"), between PRINCETON VENTURES,
INC., a Nevada corporation, (the "Company") and LOCKE B.
GOLDSMITH (the "Consultant").


WHEREAS:

A. The Company is engaged in the business of mineral exploration.

B. The Company desires to retain the Consultant to act as President and Chief Executive Officer of the Company and to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C. The Consultant has agreed to act as President and Chief Executive Officer of the Company and to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.   DEFINITIONS

1.1 The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

     (a) "Consultant Fee" shall mean the consultant fee payable to the Consultant at the rate set forth in Section 5.1;

     (b) "Board" shall mean the Board of Directors of the Company;

     (c) "Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the effective date of the termination of this Agreement.

2.   ENGAGEMENT AS A CONSULTANT

2.1 The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.


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3.   TERM OF THIS AGREEMENT

3.1 The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on June 30, 2003 unless this Agreement is earlier terminated in accordance with the terms of this Agreement.

4.   CONSULTANT SERVICES

4.1  The Consultant agrees to act as President and Chief
Executive Officer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services
(the "Consulting Services"):

     (a) exercising general direction and supervision over the business and financial affairs of the Company;

     (b) providing overall direction to the management of the Company;

     (c) reporting directly to board of directors of Company;

     (d) performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Consultant's capacity as President and Chief Executive
           Officer, provided such duties are within the scope of the Company's business and implementation of the Company's business plan.

     (e)   Providing offices and administrative
           services for the Company.

4.2 Throughout the Term of this Agreement, the Company shall also nominate the Consultant to serve as a member of the Board and upon such nomination Consultant shall agree to so serve.

4.3 The Consultant initially shall be based in Vancouver, British Columbia.

4.4 The Consultant shall devote his attention and energies to the business affairs of the Company on a part-time basis as may be reasonably necessary for the discharge of his duties as President and Chief Executive Officer, provided, however, the Consultant may engage in reasonable business, investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.5 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

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5.   CONSULTANT FEE

5.1  During the term of this Agreement and subject to
Section 5.2, the Company shall pay the Consultant a consultant fee in consideration for the provision of the Consulting Services equal $750 US month (the "Consultant
Fee").

5.2 The Consultant Fee will increase to $5,000 US per month upon the Company achieving sufficient financing for advanced exploration activities requiring the Consultant to spend 50% or more of his time performing the duties outlined in this agreement.


6.   STOCK OPTIONS

6.1 The Consultant may be granted, subject to the approval of the Company's board of directors, incentive stock options to purchase shares of the Company's common stock in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine. Such options will be in an amount and of a nature similar to those granted by the Company to other directors and senior officers of the Company, with adjustment for the merit and performance of the Consultant.
All Stock Options will be subject to the terms and conditions of the Company's Stock Option Plan, a copy of which has been delivered to the Consultant. The Consultant acknowledges and agrees that (i) the Consultant will only sell any shares issued by the Company on exercise of any Stock Options in accordance with all applicable securities laws, including the Securities Act of 1933; and (ii) the shares issued upon exercise of any Stock Options may be subject to restrictions on resale imposed by applicable securities law; and (iii) the Company may legend all stock certificates representing the shares issued upon exercise of any Stock Options with applicable resale restrictions, as reasonably advised by the Company's legal counsel; (iv) the Consultant has received and reviewed a copy of the Stock Option Plan.

7.   REIMBURSEMENT OF EXPENSES

7.1 The Company will pay to the Consultant, in addition to the Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

8.   TERMINATION

8.1 The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an "Event of Default"):

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     (a)   the Consultant's commission of an act of fraud,
           theft or embezzlement or other similar willful misconduct;

     (b) the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

     (c) the Consultant's refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant have failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

8.2 The Company may terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant and paying to the Consultant an amount equal to six months of the Consultant Fee in a lump sum as full and final payment of all amount payable under this Agreement, including damages for wrongful termination, within 30 days of delivery of the notice of termination. Such payments shall be conditioned on the Consultant giving a general release to the Company and its affiliates in the form reasonably satisfactory to the Company, but the general release shall not be required to include a release of any the Consultant's claims with regard to any payment or other benefit due to him under this Agreement where the payment or other benefit has not been received by the Consultant.

8.3 The Consultant may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty days of the date of delivery of notice of default.

8.4 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

9.   PROPRIETARY INFORMATION

9.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information


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shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, customer lists and details of its Internet web site or business relationships with banks, lenders and other parties not otherwise publicly available. The obligations of the Consultant set forth in this Section 9.1 and will survive termination of this Agreement.

10.  NON-COMPETE

10.1 The Consultant agrees that, in the event of termination of this Agreement, for a period of six (6) months following the termination of this Agreement, the Consultant will not, without the Company's consent, directly or alone or as a partner, joint venturer, officer, director employee, consultant, agent, independent contractor or stockholder or other owner of any entity or business, engage in any business which is directly competitive with the business of the Company in any territory in which the Company is engaged in business at the date of termination, including (i) any line of business that is engaged in by the Company and its subsidiaries as of the Effective Date; or (ii) any other line of business that is engaged in by the Company (or with respect to which the Company has made preparations to engage) as of the date of such termination of this Agreement; provided, however, that the ownership by the Consultant of not more than five percent (5%) of the shares of any publicly traded class of stock of any corporation shall not be deemed, in and of itself, to violate the prohibitions of this Section 10.1

10.2 The restrictions in this Section 10, to the extent applicable, shall be in addition to any restrictions imposed upon the Consultant by statute or at common law.

10.3 The parties hereby acknowledge that the restrictions in this Section 10 have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions reasonably necessary to protect the Company from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this Section 10 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances. Each provision, paragraph and subparagraph of this Section 10 is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

10.4 The obligations and agreements of the Consultant set forth in Sections 10.1, 10.2, and 10.3 will survive termination of this Agreement for the periods specified in
Section 10.1.

11.  RELIEF

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11.1 The Consultant hereby expressly acknowledges that any
breach or threatened breach by the Consultant of any of the terms set forth in Section 9 or 10 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

12.  PARTIES BENEFITED; ASSIGNMENTS

12.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.


13.  NOTICES

13.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 13.
Notices shall be deemed given when delivered.

14.  GOVERNING LAW

14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

15.  REPRESENTATIONS AND WARRANTIES

15.1 The Consultant represent and warrant to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

16.  MISCELLANEOUS

16.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

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16.2 This Agreement supersedes any prior written or oral
agreements or understandings between the parties relating to the subject matter hereof.

16.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

16.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

16.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

16.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

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16.7 The Consultant acknowledges and agrees that Parsons
Law Firm has acted solely as legal counsel for the Company and that the Consultant has been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

PRINCETON VENTURES, INC.
by its authorized signatory:

/s/ William C. Robertson
---------------------------------
Signature of Authorized Signatory

William C. Robertson
---------------------------------
Name of Authorized Signatory

Secretary
---------------------------------
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY LOCKE B. GOLDSMITH
in the presence of:


/s/ "witness"
---------------------------------
Signature of Witness

349 W. Georgia Street, #3362
Vancouver, BC                            /s/ Locke B. Goldsmith
---------------------------------        ----------------------
Address of Witness                       LOCKE B. GOLDSMITH